Exhibit 23.1





                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of ACE Limited on Form S-8 of our reports dated February 14, 2001, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and 1999, the three months ended December 31, 1998 and the year ended September 30, 1998, which reports are incorporated by reference and included in the Company's 2000 Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

New York, New York
May 11, 2001